UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

FILED BY THE REGISTRANT   ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Osteotech, Inc.

______________

(Name of Registrant as Specified In Its Charter)

Heartland Advisors, Inc.

Spencer Capital Opportunity Fund, LP

Spencer Capital Management, LLC

Spencer Capital Partners, LLC

Boston Avenue Capital LLC

Gary L. Alexander

Michelle Rachael Forrest

Michael J. McConnell

Kenneth H. Shubin Stein, M.D.

______________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On March 19, 2010, Spencer Capital Opportunity Fund, LP (the “Stockholder”) for and on its own behalf and on behalf of the Committee for Concerned Osteotech, Inc. Stockholders (comprising Heartland Advisors, Inc., Spencer Capital Opportunity Fund, LP, Spencer Capital Management, LLC, Spencer Capital Partners, LLC and Boston Avenue Capital LLC, the “Committee”) delivered to the Corporate Secretary of Osteotech, Inc. (the “Company”) a notice (the “Stockholder Notice”) in accordance with the requirements of the Company’s Fifth Amended and Restated Bylaws as to certain proposals that the Stockholder intends to submit for consideration at the 2010 annual meeting of stockholders of the Company (the “Annual Meeting”), including the Stockholder’s nomination of Gary L. Alexander, Michelle Rachael Forrest, Michael J. McConnell and Kenneth H. Shubin Stein, MD, CFA for election to the Board of Directors of the Company.

A copy of the Stockholder Notice dated March 19, 2010 is attached hereto as Exhibit 1 and is incorporated by reference herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee and the other Participants (as defined below) intend to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting.

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AS IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be Heartland Advisors, Inc., Spencer Capital Opportunity Fund, LP, Spencer Capital Management, LLC, Spencer Capital Partners, LLC and Boston Avenue Capital LLC, Gary L. Alexander, Michelle Rachael Forrest, Michael J. McConnell and Kenneth H. Shubin Stein, M.D. (collectively, the “Participants”).

Information regarding certain of the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the attached Exhibit 1 and is incorporated by reference herein.

Exhibits

Exhibit 1	Stockholder Notice to Osteotech, Inc. dated March 19, 2010